UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 1, 2016

Tiger X Medical, Inc.

(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation)	0-21419 (Commission File Number)	23-2753988 (I.R.S. Employer Identification No.)

2934½ Beverly Glen Circle, Suite 203, Los Angeles, California (Address of principal executive offices)	90077 (Zip Code)

Registrant's telephone number, including area code: 310-987-7345

Not Applicable
Former name or former address, if changed since last report

________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On July 1, 2016, Tiger X Medical, Inc. (the "Company") completed the previously announced transaction pursuant to a Royalty Settlement and Release Agreement ("Agreement") by and among the Company, Tiger X Medical, LLC, a wholly owned subsidiary of the Company ("Tiger LLC" and together with the Company, the "Sellers"), and Arthrex, Inc. (the "Buyer") pursuant to which the Buyer paid the Company $5,642,302 on July 1, 2016 as a royalty payment ("Royalty Payment") in full satisfaction of all amounts due or payable or which could become due or payable to the Company under a previously disclosed Asset Purchase Agreement ("APA"), dated January 24, 2011, by and among the Sellers and Buyer. As previously disclosed and pursuant to the Agreement, all obligations and liabilities relating to the APA were unconditionally and irrevocably terminated and released except for the Royalty Payment. The Sellers and Buyer each unconditionally and irrevocably released and covenanted not to bring any suit, claim or proceeding against the other party. As of May 5, 2016, the Buyer and Seller agreed they would no longer be entitled to exercise any rights or interest relating to the APA, except for certain surviving provisions of the APA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
July 5, 2016	Tiger X Medical, Inc. By: /s/ Steven Rubin Name: Steven Rubin Title: Interim Chief Executive Officer